UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2024

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QRTEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 27, 2024, Qurate Retail, Inc. (the “Company”) received approval from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) to transfer the listing of the Company’s Series A common stock (“QRTEA”), Series B common stock, and 8.0% Series A Cumulative Redeemable Preferred Stock (collectively, the “Securities”) from the Nasdaq Global Select Market to the Nasdaq Capital Market. The listing of the Company’s Securities was transferred to the Nasdaq Capital Market at the opening of business on December 2, 2024.

As previously disclosed, on June 10, 2024, the Company received written notice from Nasdaq notifying the Company that, based on the closing bid price for QRTEA for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing of QRTEA on the Nasdaq Global Select Market (the “Minimum Bid Price Requirement”). The Company thereafter had 180 calendar days, or until December 9, 2024 (the “Initial Compliance Date”), to regain compliance with the Minimum Bid Price Requirement or to transfer to the Nasdaq Capital Market and request an additional 180-day extension from the Initial Compliance Date to comply with the Minimum Bid Price Requirement. Following the transfer of the Company’s Securities to the Nasdaq Capital Market on December 2, 2024, the Company will have until the Initial Compliance Date to regain compliance with the Minimum Bid Price Requirement. If the Company has not regained compliance with the Minimum Bid Price Requirement by the Initial Compliance Date, an additional 180-day extension may be granted by Nasdaq (the “New Compliance Period”), subject to the Company’s compliance with the continued listing requirements of the Nasdaq Capital Market (other than the Minimum Bid Price Requirement). QRTEA will be listed and traded on the Nasdaq Capital Market from December 2, 2024 through the Initial Compliance Date and, if granted by Nasdaq, during the New Compliance Period.

If, at any time before the expiration of the New Compliance Period, if granted by Nasdaq, the bid price of QRTEA is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance to the Company and this matter will be closed with respect to the Minimum Bid Price Requirement.

The Company will continue to actively monitor the closing bid price of QRTEA and will evaluate available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. The Company has requested an additional 180-day compliance period and confirmed to Nasdaq that, if necessary to regain compliance with Minium Bid Price Requirement prior to the expiration of the New Compliance Period, the Company will effect a reverse stock split.

Notwithstanding the foregoing, however, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement with respect to QRTEA or will otherwise be in compliance with other applicable Nasdaq listing criteria, generally or for purposes of qualifying for an additional 180-day compliance period, or that the Company will be able to successfully implement a reverse stock split if it decides to pursue one.

Item 7.01. Regulation FD Disclosure.

On December 3, 2024, the Company issued a press release regarding the transfer of the listing of the Company’s Securities to the Nasdaq Capital Market.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 3, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2024

QURATE RETAIL, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary

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